UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 5, 2015 (September 28, 2015)

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MINERCO, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive
Suite 201
Houston, TX 77057
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 28, 2015, Minerco, Inc., through its subsidiary Athena Brands, Inc. ("Buyer"), and VitaminFIZZ Brands, LP ("Seller") entered into an Asset Purchase Agreement for the VitaminFIZZ Brand to purchase certain intellectual property and tangible assets from the Seller including but not limited to the trademark "VitaminFIZZ," formulation, website, design logos and other trade secrets relating to the VitaminFIZZ Brand for a purchase price of $300,000 which includes a credit for monies contributed to the Brand and the assumption of certain debts payable in 4 installments over 120 days.
The summary of the Agreement is as follows (the entire Asset Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):
R E C I T A L S:
WHEREAS, Seller is the owner of (i) the “VitaminFIZZ” trademark, U.S. registered trademark Registration No. 85063218 (the “Trademark”), (ii) all formulas and intellectual property rights in, to and for the VitaminFIZZ brand;
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest to the (i) the Trademark, and (ii) formulas and certain other intellectual property rights and tangible assets related to the VitaminFIZZ brand and Products (defined below), all upon the terms and subject to conditions contained herein.

PURCHASE AND SALE
1.Acquired IP.
(a)On the terms, and subject to the conditions of this Agreement, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Seller all of the right, title and interest of the Seller in and to the following assets, properties and rights (the “Acquired IP”):

(i)The “VitaminFIZZ” trademark (registered trademark Registration No. 85063218), including all common law rights, together with all goodwill relating to the foregoing;
(ii)The trade dress, designs, logos, trade names, UPC codes, and general intangibles of like nature, whether or not registered, relating to the Brand;
(iii)Formulas, trade secrets and confidential, technical or business information (including, without limitation, formulas and compositions), with respect to the Products;
(iv)The web sites and domain names related to the Acquired IP;
(v)All rights to sue, recover and retain damages (and costs and attorneys’ fees) for present and past infringement of any of the Acquired IP set forth above; and
(vi)All common law rights with respect to the Acquired IP set forth above.

(b)Acquired IP Free of Liens. All of the Acquired IP shall be sold, assigned, transferred, conveyed and delivered to Buyer free and clear of all pledges, liens, encumbrances, mortgages (“Liens”).

2.Tangible Assets.
(a)On the terms, and subject to the conditions of this Agreement, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Seller all of the right, title and interest of the Seller in and to the all tangible assets, properties and rights associated with the Acquired IP and the Brand (the “Tangible Assets”):

3.Excluded Assets. The Seller shall not sell, assign, transfer, convey or deliver, and Buyer shall not purchase, any assets of the Seller other than the Acquired IP and the Tangible Assets.

4.Assumed Liabilities. The Buyer shall not assume any liabilities of the Seller except as contemplated by Section 3.1(b) and (c) of this Agreement, furthermore the Seller shall assume no other liability than is mentioned in Exhibit A and only once the full amount for each liability is received, until the full amount for each liability is received Buyer remains responsible for all liabilities.

PURCHASE PRICE

1.Purchase Price. The aggregate purchase price for the Acquired IP and Tangible Assets shall consist of:

a.Credit: In the form of tangible monies invested in the Brand under a certain Brand Licensing Agreement, dated June 25, 2014, and effective as of November 21, 2013, in the amount of Two Million Seventy Thousand US Dollars ($2,070,000.00), inclusive of the Initial Licensing Fee of $250,000.00 paid to VitaminFIZZ, L.P. and exclusive of monies not directly attributable to the Brand; and

b.Assumed Liabilities: The assumption of Three Hundred Thousand US Dollars ($300,000) (the “Assumption of Debt”) of certain accounts payable of the Brand as listed in Exhibit A and according to:

i.	$50,000 at Closing; and

ii.	$50,000 within sixty (60) days of the Closing; and

iii.	$150,000 within ninety (90) days of the Closing; and

iv.	$50,000 within one hundred and twenty (120) days of Closing.

The Assumed Liabilities, as contemplated in this Section and Exhibit A are to be wired to the c/o Power Brands Consulting, LLC for disbursement, any overage to be applied at the discretion of the Seller. A full accounting of disbursement of the funds will be made available to the Buyer, at Buyer’s request.
c.Other Assumed Liabilities. Buyer will incur responsibility for any and all liabilities incurred under a certain Brand Licensing Agreement, dated June 25, 2014, and effective as of November 21, 2013 between Buyer and Seller.

d.Net Profits Interest: The Seller will retain a ten percent (10%) net profits interest in the Brand. The net profits will be paid out on profitability (as defined in this Section) and / or sale of the Brand to a third party and defined as: third party purchase price less (a) all fees associated with the sale of the brand including but not limited to commissions, closing costs and finders fees; and (b) all paid in capital by Buyer (ie. $100m sale less $5m in commissions and closing costs less $20m in paid in capital by Buyer equals 5% of $75mm = $3.75m at closing to Seller).
Under this Agreement, Net Profit Interest shall mean the gross amount invoiced to third parties by Buyer less the sum of: (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credit or allowances given or made for rejection of or return of previously sold Products or for retroactive price reduction; (c) charges for insurance, freight and other transportation costs directly related to delivery of the Products; (d) sales, transfer and other excise taxes levied on the sale of the Products; (e ) the cost of production including but not limited to co-packer fees, ingredient, labels, caps, bottles (f) research and development expense including not but limited to formulation costs; (g) selling and marketing expense; (h) general and administrative expense; and (i) the cost of direct and indirect labor and related benefits. If the Buyer and Seller cannot mutually agree on (a), (b), (c), (d), (e), (f), (g), (h) and (i) above, then (a), (b), (c), (d), (e), (f), (g), (h) and (i) above will be determined by generally accepted beverage industry accounting principles. The payment by the Buyer to the Seller shall be within ninety (90) days following the calendar quarter in which payment for the net profit interest was received. All withholding and other taxes that may be imposed on Buyer shall be deducted from the payment of such fees upon provision to Seller of an official receipt evidencing payment of such taxes.
Net Profits Interest Buyout. Seller agrees to a buyout by the Buyer of its Net Profit Interest at fair market value (FMV) for its pro-rated share (i.e. FMV of 100% = $20m, $20m x 10% = $2m buyout). Buyer can exercise this option to purchase after twenty-four (24) months after closing of this Agreement.
The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On October 5, 2015, the Company released a Press Release to discuss the Company's operations and business outlook. A copy of the press release is furnished as Exhibit 99.1, to this Current Report on Form 8-K filed with the Securities and Exchange Commission.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this

Current Report, and its Exhibit(s), shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Asset Purchase Agreement Dated September 28, 2015				X
99.1	Press Release Dated October 5, 2015				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO, INC.

10/5/2015	By:	/s/ V. Scott Vanis

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